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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 11, 1999



                                  PANACO, INC.
             (Exact name of Registrant as specified in its Charter)



   Delaware                        000-26662            43-1593374
(State or other Jurisdiction     (Commission           (IRS Employer
  of Incorporation)               File Number)       Identification No.)

                1100 Louisiana, Suite 5100, Houston, Texas 77002
               (Address of principal executive offices)(zip code)


       Registrant's telephone number, including area code: (713) 970-3100


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Item 5.   Other Events

On January 11, 1999, High River Limited Partnership, a Delaware limited partnership ("High River") and affiliate of Carl C. Icahn, purchased 1,554,921 shares of common stock, $0.01 par value per share, of PANACO, Inc. (the "Company") from Leonard C. Tallerine, Jr. pursuant to a Stock Purchase Agreement between the parties (the "Stock Purchase Agreement"). Mr. Tallerine resigned from his position as a director of the Company and his vacancy was filled by Felix Pardo at the recommendation of High River.

As a result of the Stock Purchase Agreement, Mr. Icahn beneficially owns (as indicated on Mr. Icahn's Amendment No. 9 to Schedule 13D) 4,584,921 shares of the Company's common stock, or 19.2% of the total outstanding shares of Company common stock. Including Mr. Pardo, a total of two of the nine members of the Company's Board of Directors have been nominated pursuant to arrangements with Mr. Icahn.

A copy of the Company's January 12, 1999 press release is filed herewith as an exhibit and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:
                  DESCRIPTION               EXHIBIT NO.

                  Press Release dated          99.1
                  January 12, 1999


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 1999

                                                      PANACO, INC.
                                                      (Registrant)


                                                      By: /s/ Larry M. Wright
                                                      Larry M. Wright, President


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Exhibit 99.1


FOR IMMEDIATE RELEASE:                                        January 12, 1999
NASDAQ: PANA


                    Icahn Increases Ownership in PANACO, Inc.


PANACO, Inc. announced that effective Monday, January 11, 1999, an affiliate of Mr. Carl Icahn, High River Limited Partnership, purchased the PANACO shares previously owned by Mr. Leonard Tallerine. This purchase increases Mr.Icahn's holdings of PANACO stock from 12.8% to 19.2% of the outstanding shares (an increase from 3.030 million shares to 4.58 million shares).

In conjunction with this purchase, Mr. Tallerine resigned from PANACO's Board of Directors. Mr.Felix Pardo was elected by the PANACO Board of Directors to replace Mr. Tallerine.